EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Network-1 Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622, 333-162460, 333-186612, 333-192811 and 333-193704 and on Form S-3 No. 33-190719 of our report dated March 20, 2020, with respect to the consolidated financial statements of Network-1 Technologies, Inc. and subsidiary included in this Annual Report (Form 10-K) of Network-1 Technologies, Inc. and subsidiary for the year ended December 31, 2019.

/s/ FRIEDMAN LLP

New York, New York

March 20, 2020